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                                                                  EXHIBIT 10.79


                                FIRST AMENDMENT
                    TO THE MARINER POST-ACUTE NETWORK, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                   (FORMERLY THE PARAGON HEALTH NETWORK, INC.
                         EMPLOYEE STOCK PURCHASE PLAN)


  THIS FIRST AMENDMENT is made on this _________ day of ____________, 1998, by Mariner Post-Acute Network, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company").


                                 W I T N E S S E T H
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  WHEREAS, the Company maintains the Paragon Health Network, Inc. Employee Stock
Purchase Plan (the "Plan") under an indenture effective April 1, 1998, the purpose of which is to provide employees of the Company and any subsidiary corporations with an opportunity to acquire an interest in the Company through the purchase of its Common Stock; and

  WHEREAS, the Company desires to amend the Plan to reflect its new name and to provide for the purchase of fractional shares in addition to the purchase of whole shares of Common Stock:

  NOW, THEREFORE, the Company does hereby amend the Plan, effective October 1, 1998, as follows:

1. By deleting the existing Company name Paragon Health Network, Inc. wherever it may be written in the Plan and by substituting the following Company name in its place:

                       "Mariner Post-Acute Network, Inc."

2. By deleting the existing Plan name Paragon Health Network, Inc. Employee Stock Purchase Plan wherever it may be written in the Plan and by substituting the following Plan name in its place:

        "Mariner Post-Acute Network, Inc. Employee Stock Purchase Plan"


3. By replacing existing Plan Section 6(a) with the following new Plan Section 6(a):

        "(a) As of the beginning of each Purchase Period, a Participant is granted an option to purchase that number of shares, including fractional shares, of Common Stock as does not exceed in value the result of dividing fifteen percent (15%) of the Participant's Compensation for that Purchase Period by eighty-five percent (85%) of the fair market value of the Common Stock on the last business day of the Purchase Period. On the last business day of each Purchase Period, each Participant will be deemed to have exercised his option to the extent of the funds then held in the Participant's Contribution Account and such funds will be applied to the purchase of shares, including fractional shares, of Common Stock. The price of each share of Common Stock to be purchased with a Participant's
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     Contribution Account during a Purchase Period shall be eighty-five (85%) of the fair market value of one share of Common Stock on the last day of the Purchase Period.



4.   By replacing existing Plan Section 11 with the following new Plan Section
     11:


        "11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The Committee will adjust the total number of shares and any outstanding options for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or a payment of a stock dividend on the shares of Common Stock, a subdivision or combination of the shares of Common Stock, a reclassification of the shares of Common Stock, a merger or consolidation of the Company or any other like changes in the Common Stock or in their value. Fractional shares may be issued as a result of any of these changes. All adjustments made by the Committee under this paragraph shall be final, conclusive and binding on all Participants and, further, shall not constitute an increase in the "aggregate number of shares which may be issued under options" pursuant to Section 7 of the Plan."


  Except as specifically amended hereby, the Plan shall remain in force and effect as prior to this First Amendment.

  IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of this _____ day of _______________, 1998.



                                               MARINER POST-ACUTE NETWORK, INC.


                                               By:
                                                  -----------------------------

                                               Title:
                                                     --------------------------

[CORPORATE SEAL]

Attest:

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